SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BMB MUNAI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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BMB MUNAI, INC.

202 Dostyk Ave., 4th Floor

Almaty, Kazakhstan 050051

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of BMB Munai, Inc., (the “Company”) will be held at the InterContinental Ankara in Kazakhstan, Zheltoksan 181, Almaty 050013, Kazakhstan at 10:00 a.m., local time, for the following purposes:

1.	To elect three Class I directors to our board of directors;

2.	To approve and adopt the BMB Munai, Inc., 2009 Equity Incentive Plan;

3.	To ratify the selection of Hansen, Barnett & Maxwell, P.C. as our independent registered public accounting firm for the 2009 fiscal year; and

4.	To transact any other business as may properly come before the meeting or at any adjournment thereof.

Our board of directors has fixed the close of business on June 16, 2008, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan 050051.

All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting of stockholders, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

YOUR VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the board of directors,

June 20, 2008	/s/ Adam Cook
Adam Cook, Secretary

BMB MUNAI, INC.

202 Dostyk Ave., 4th Floor

Almaty, Kazakhstan 050051

PROXY STATEMENT

GENERAL

               SOLICITATION OF PROXIES. This proxy statement is being furnished to the stockholders of BMB Munai, Inc., a Nevada corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at the InterContinental Ankara in Kazakhstan, Zheltoksan 181, Almaty 050013, Kazakhstan at 10:00 a.m., local time, on July 17, 2008, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about June 23, 2008.

COST OF SOLICITATION. We will bear the costs of soliciting proxies. In addition to the use of the mails, certain directors or officers of our Company may solicit proxies by telephone, telegram, facsimile, cable or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

OUTSTANDING VOTING SHARES. Only stockholders of record at the close of business on June 16, 2007, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had 44,784,134 shares of common stock outstanding, which are our only securities entitled to vote at the meeting, each share being entitled to one vote.

VOTE REQUIRED FOR APPROVAL. Each share of our common stock outstanding on the record date is entitled to one vote on each matter to be voted upon. Directors will be elected by the vote of a majority of the votes cast at the meeting. This means that a nominee will be elected if the number of votes cast “for” his or her election exceeds 50% of the total number of votes cast with respect to that nominee’s election. Votes cast with respect to the election of directors include votes to “withhold” authority but do not include abstentions and broker non-votes.

    Each of the other matters scheduled to come before the annual meeting will be approved if it receives the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the matter. Abstentions will be included in the vote totals for these matters and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

VOTING YOUR PROXY. Proxies in the accompanying form which are properly executed and received by us prior to the annual meeting and not revoked will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Annual Meeting will be voted FOR the nominees to the board of directors, FOR the approval of the BMB Munai, Inc. 2009 Equity Incentive Plan and FOR ratification of the appointment of Hansen, Barnett & Maxwell, P.C. as our independent registered public accounting firm and FOR Proposal 4. You may revoke your proxy by giving written notice of revocation to our Secretary at any time before your proxy is voted, by submitting a later-dated proxy or by attending the annual meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose.

ELECTION OF DIRECTORS

The board of directors currently consists of seven members, divided into three classes, Class I, Class II and Class III. One class of directors is elected each year to hold office for a three-year term. The three Class I directors whose terms expire in 2008, Troy Nilson, Valery Tolkachev and Askar Tashtitov, have been nominated for reelection. The remaining four directors will continue to serve as set forth below. Each of the nominees has agreed to serve as a director if elected, and we believe each nominee will be available to serve. However, the proxy holders have discretionary authority to cast votes for the election of a substitute should any nominee not be available to serve as a director.

The board of directors recommends a vote “FOR” all nominees.

INFORMATION REGARDING NOMINEES AND DIRECTORS

Information regarding the nominee for election at the annual meeting is provided below. There are no family relationships among directors or executive officers of the Company.

Nominees for Election of Directors

Name	Age	Director Since

Troy Nilson	41	December 2004
Valery Tolkachev	41	December 2003
Askar Tashtitov	29	May 2008

Troy F. Nilson, CPA. Since February 2001, Mr. Nilson has served as an Audit Partner with Chisholm, Bierwolf & Nilson, Certified Public Accountants, in Bountiful, Utah. From December 2000 to February 2001, he served as an Audit Manager for Crouch, Bierwolf & Associates, Certified Public Accountants, in Salt Lake City, Utah. Prior to that time, Mr. Nilson served as the Senior Auditor for Intermountain Power Agency in Salt Lake City, Utah from March 1995 to December 2000. In the past five years, Mr. Nilson has had extensive public and private company audit, audit review and Securities and Exchange Commission disclosure and reporting experience. Mr. Nilson serves as the Chairman of the Audit Committee of the Company. He also serves on the Company’s Compensation Committee and Corporate Governance and Nominating Committee. Mr. Nilson received licensure as a Certified Public Accountant in 1997. Mr. Nilson earned a Masters of Science Degree in Business Information Systems from Utah State University in December 1992, and a Bachelor of Science in Accounting from Utah State University in August 1990. Mr. Nilson is not a director or nominee of any other SEC reporting issuer.

Valery Tolkachev. Since 1999, Mr. Tolkachev has been employed with UniCreditAton in Moscow, Russia, where he currently serves as the Managing Director, Capital Markets. From 1991 to 1999, Mr. Tolkachev served in various positions with various employers including, MDM Bank, InkomBank, InkomCapital and others. Mr. Tolkachev graduated with Honors from the High Military School in Kiev, USSR in 1989. In 2005 he completed his studies at the Academy of National Economy, as a qualified lawyer. Mr. Tolkachev serves on the Compensation Committee and the Corporate Governance and Nominating Committee of the Company. Mr. Tolkachev also serves as a director of Caspian Services, Inc., and Bekem Metals, Inc. Both are SEC reporting issuers.

Askar Tashtitov. Mr. Tashtitov has been with the Company since 2004 and has served as President since 2006 and as a Director since May 2008. Prior to joining the Company, from 2002 to 2004, Mr. Tashtitov was employed by PA Government Services, Inc. Mr. Tashtitov worked as a management consultant specializing in oil and gas projects. In May 2002, Mr. Tashtitov earned a Bachelor of Arts degree from Yale University majoring in Economics and History. Mr. Tashtitov passed the AICPA Uniform CPA Examination in August, 2006. Mr. Tashtitov is not a director or nominee of any other SEC reporting issuer.

Directors Continuing in Office

Class II Directors:

Stephen Smoot. During the past five years Mr. Smoot has been self-employed as a consultant in the area of foreign technology development and transfer. Mr. Smoot assisted in forming Caspian Service Group Limited, a wholly-owned subsidiary of Caspian Services, Inc., formerly EMPS Corporation, in December 1999, and served as President of Caspian Services from inception until February 2002. Mr. Smoot served as the Interim President of EMPS Corporation from June 2004 until December 2004. Mr. Smoot is not a director or nominee of any other SEC reporting issuer.

Leonard M. Stillman Jr. Mr. Stillman received his Bachelor of Science in mathematics from Brigham Young University and Master of Business Administration from the University of Utah. He began his career in 1963 with Sperry UNIVAC as a programmer developing the trajectory analysis software for the Sergeant Missile system. Mr. Stillman spent many years as a designer and teacher of computer language classes at Brigham Young University, where he developed applications for the Administrative Department including the school’s first automated teacher evaluation system. During that time, he was also a Vice-President of Research and Development for Automated Industrial Data Systems, Inc and the Owner of World Data Systems Company, which provided computerized payroll services for companies such as Boise Cascade. Mr. Stillman has over 35 years of extensive business expertise including strategic planning, venture capital financing, budgeting, manufacturing planning, cost controls, personnel management, quality planning and management, and the development of standards, policies and procedures. He has extensive skills in the design and development of computer software systems and computer evaluation. Mr. Stillman is a co-founder of Stillman George, Inc., where he is primarily responsible for managing information, technical development and financial analysis projects and development as well as involved in general company management and consulting activities.  The company consolidates a broad variety of skills from a growing group of business professionals to provide needed support in finance, marketing, management, sales, planning, product development and more to businesses worldwide. Mr. Stillman is not a director or nominee of any other SEC reporting issuer.

Class II directorships will stand for election at our annual meeting of stockholder for the 2009 fiscal year.

Class III Directors:

Boris Cherdabayev. Mr. Cherdabayev joined BMB Holding, Inc. in May 2003 and assumed his current positions with in November 2003. From May 2000 to May 2003, Mr. Cherdabayev served as Director at LLP TengizChevroil, LLP a multinational oil and gas company owned by Chevron, ExxonMobil, KazMunayGas and LukOil. From 1998 to May 2000, Mr. Cherdabayev served as a member of the Board of Directors, Vice-President of Exploration and Production and Executive Director on Services Projects Development for NOC “Kazakhoil”, an oil and gas exploration and production company. From 1983 to 1988 and from 1994 to 1998 he served as a people’s representative at Novouzen City Council (Kazakhstan); he served as a people’s representative at Mangistau Oblast Maslikhat (regional level legislative structure) and a Chairman of the Committee on Law and

Order. For his achievements Mr. Cherdabayev has been awarded with a national “Kurmet” order. Mr. Cherdabayev earned an engineering degree from the Ufa Oil & Gas Institute, with a specialization in “machinery and equipment of oil and gas fields” in 1976. Mr. Cherdabayev also earned an engineering degree from Kazakh Polytechnic Institute, with a specialization in “mining engineer on oil and gas fields’ development.” During his career he also completed an English language program in the USA, the CHAMP Program (Chevron Advanced Management Program) at Chevron Corporation offices in San-Francisco, CA, USA, and the CSEP Program (Columbia Senior Executive Program) at Columbia University, New York, NY USA. Mr. Cherdabayev is not a director or nominee of any other SEC reporting company.

Jason M. Kerr. Mr. Kerr graduated from the University of Utah in 1995 with a Bachelors of Science degree in Economics and in 1998 with a Juris Doctor from the same university where he was named the William H. Leary Scholar. Since 2006 Mr. Kerr has been the associate general counsel of Basic Research, LLC, concentrating in intellectual property litigation. Prior to joining Basic Research, Mr. Kerr was a partner with the law firm of Plant, Christensen & Kanell in Salt Lake City, Utah. Mr. Kerr was employed with Plant, Christensen & Kanell from 1996 through 2001 and from 2004 to 2006. From 2001 through 2004 Mr. Kerr was employed as a commercial litigator with the Las Vegas office of Lewis and Roca. Mr. Kerr is not a nominee or director of any other SEC reporting issuer.

Class III directorships will stand for election at our annual meeting of stockholders for the 2010 fiscal year.

BOARD MEETINGS AND ATTENDANCE AT ANNUAL MEETINGS

The board held seven meetings during our 2008 fiscal year. Each director attended at least 71% of the board of director meetings during the 2008 fiscal year (held during the period for which he has been a director) and the committees on which he served (during the period that he served). The board did take written action without a meeting twice during the 2008 fiscal year.

We encourage our directors to attend the annual meeting of stockholders. All of the Company’s directors at the time of the 2007 annual meeting attended that meeting with the exception of Mr. Smoot.

DIRECTOR INDEPENDENCE

The board of directors has determined that Boris Cherdabayev the Chairman of our board of directors and Askar Tashtitov, our Company president would not be considered “independent directors” as that term is defined in the listing standards of the American Stock Exchange. The board of directors has further determined that Leonard Stillman, who will become our interim CFO upon the effectiveness of the resignation of our current CFO, will not be deemed an independent director during the term of his appointment as interim CFO of the Company. The board of directors has determined that Jason Kerr, Troy Nilson, Stephen Smoot and Valery Tolkachev are “independent directors” as that term is defined in the listing standards of the American Stock Exchange. Such independence definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the American Stock Exchange listing standards, the board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

BOARD COMMITTEES

The board has standing audit, compensation and corporate governance and nominating committees. The board has adopted written charters for each of these committees. These charters are available on the Company’s website at www.bmbmunai.com.

Audit Committee

Our board of directors has established an audit committee, whose principal functions are to:

•	assist the board in the selection, review and oversight of our independent registered public accounting firm;
•	approve all audit, review and attest services provided by the independent registered public accounting firm;
•	assess the integrity of our reporting practices and evaluate of our internal controls and accounting procedures; and
•	to resolve disagreements between management and the independent registered public accountants regarding financial reporting.

The audit committee has the sole authority to retain and terminate our independent registered public accounting firm and to approve the compensation paid to our independent registered public accounting firm. The audit committee is responsible for the pre-approval of all non-audit services provided by our independent registered public accounting firm. Non-audit services are only provided by our independent registered public accounting firm to the extent permitted by law. The audit committee is comprised of three independent directors, Troy Nilson, Stephen Smoot and Jason Kerr with Mr. Nilson acting as chairman. Our board of directors has determined that Mr. Nilson qualifies as an “audit committee financial expert” under the rules of the SEC adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Our board of directors has also determined that Mr. Nilson, Mr. Smoot and Mr. Kerr each qualifies as “independent” in accordance with the applicable regulations adopted by the SEC and American Stock Exchange.

The audit committee met five times during our 2008 fiscal year. The audit committee did not take action by written consent during fiscal 2008.

Compensation Committee

Our board of directors has also established a compensation committee. The principal functions of the compensation committee are to:

•	make recommendations regarding compensation of the Company’s officers;
•	provide oversight and guidance for compensation and benefit programs for all employees of the Company;
•	review and recommend compensation plans, policies, benefit programs and incentive plans to the full board of directors;
•	approve individual executive officers’ compensation; and
•	prepare the report on executive compensation required to be included in our annual proxy statement.

Our compensation committee is comprised of three directors consisting of Troy Nilson, Valery Tolkachev and Stephen Smoot. Compensation for all officers is also recommended to the board for determination, by the compensation committee.

The compensation committee met three times during our 2008 fiscal year. The compensation committee took no actions by written consent during fiscal 2008.

Compensation Committee Interlocks and Insider Participation

Mr. Nilson, Mr. Smoot and Mr. Tolkachev served on our compensation committee during the entire 2008 fiscal year. No member of our compensation committee during fiscal 2008 is or was formerly an officer or employee of the Company or any of its subsidiaries. No interlocking relationships exist between any member of our compensation committee and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Corporate Governance and Nominating Committee

We have adopted a corporate governance and nominating committee charter, which is staffed by all of the independent members of our board of directors, Jason Kerr, Troy Nilson, Stephen Smoot and Valery Tolkachev. In general, when the board determines that expansion of the board or replacement of a director is necessary or appropriate, the independent directors will review, through candidate interviews with members of the other members of the board and management, consult with the candidate’s associates and through other means determine a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The independent directors review any special expertise, for example, that qualifies a person as an audit committee financial expert, membership or influence in a particular geographic or business target market, or other relevant business experience. To date we have not paid any fee to any third-party to identify or evaluate, or to assist it in identifying or evaluating, potential director candidates.

The corporate governance and nominating committee may consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. For information regarding how to submit a recommendation on a director candidate see “Shareholder Proposals for Next Year” below.

The corporate governance and nominating committee met three times during our 2008 fiscal year. The corporate governance and nominating committee took no actions by written consent during fiscal 2008.

Our board may establish other committees from time to time to facilitate our management.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

June 16, 2008

To the Board of Directors of BMB Munai, Inc.:

We have reviewed and discussed with management the audited consolidated financial statements of BMB Munai, Inc. (the “Company”) as of and for the year ended March 31, 2008.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent accountants their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Troy Nilson, Chairman

Stephen Smoot

Jason Kerr

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our principal executive, financial and accounting officers and persons performing similar duties. The Code is designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure and compliance with applicable governmental laws, rules and regulations. It is also designed to encourage prompt internal reporting of violations of the Code to an appropriate person and provides for accountability for adherence to the Code. A copy of our Code of Ethics has been posted on our website and may be viewed at http://www.bmbmunai.com. A copy of the Code of Ethics will be provided to any person without charge upon written request to our Corporate Secretary at our U.S. offices, 324 South 400 West, Suite 225, Salt Lake City, Utah 84101.

COMMUNICATIONS WITH DIRECTORS

Shareholders and other parties interested in communicating with the board of directors or the the independent directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, BMB Munai, Inc., 324 South 400 West, Suite 225, Salt Lake City, Utah 84101.  The Corporate Secretary will review and forward to the appropriate members of the board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or its committees or that he otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the board’s Audit Committee.

RELATED PARTY TRANSACTIONS

In accordance with the written policy adopted by our board of directors and the American Stock Exchange listing standards, our audit committee is charged with monitoring and reviewing issues involving potential conflicts of interests and reviewing and approving all related party transactions. In general, for purposes of the Company’s written policy, a related party transaction is a transaction, or a material amendment to any such transaction, involving a related party and the Company involving $120,000 or more. Our policy requires the audit committee to review and approve related party transactions. In reviewing and approving any related party transaction or material amendment to any such transaction, the audit committee must satisfy itself that it has been fully informed as to the related party’s relationship to the Company and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction is fair to the Company.

During 2008, 2007 and 2006 we leased land, oil storage facilities and office and warehouse space in Aktau, Kazakhstan from Term Oil LLC. We expect to continue to lease these facilities for the full term of our agreement with Term Oil LLC, which expires on December 31, 2009. During the fiscal years ended March 31, 2008, 2007 and 2006 we paid Term Oil $254,427, $203,686 and $276,055, respectively for the use of these facilities. Toleush Tolmakov, a BMB shareholder and the director of Emir Oil, is the sole owner of Term Oil.

APPROVAL AND ADOPTION OF

THE BMB MUNAI, INC. 2009 EQUITY INCENTIVE PLAN

DESCRIPTION OF THE BMB MUNAI, INC. 2009 EQUITY INCENTIVE PLAN

The Compensation Committee drafted the BMB Munai, Inc., 2009 Equity Incentive Plan, (the “Plan”), a copy of which is attached to this proxy statement as Annex A, for approval by our stockholders. The Plan was approved by the board of directors on May 13, 2008, subject to shareholder approval at the annual meeting of stockholders. A copy of the Plan will also be available for inspection at our principal executive offices for a period of ten days preceding the date of the annual meeting.

The Company has previously provided equity incentive under the Company’s 2004 Stock Option Plan. The Company has had no other equity incentives plans.

Under the Plan our employees, officers, directors and other individuals or entities may be awarded grants and options to purchase shares of our common stock. The term of the Plan shall be ten (10) years.

The Plan permits the granting of 5,000,000 shares of common stock. No awards or grants have been awarded or granted under the plan. The aggregate number of shares of common stock that may be issued to any individual or entity that have been granted an award under the Plan shall not exceed twenty percent (20%) of the aggregate number of shares referred to in the preceding sentence. The total number of shares issuable upon exercise of all outstanding options shall not exceed a number of shares which is equal to thirty percent (30%) of the then outstanding shares of the Company. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an award or grant. To the extent an award or grant lapses or the rights of its holder or grantee terminate, any shares of common stock subject to such award or grant shall again be available for the grant of an award or making of a grant. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment, as provided in the Plan, with respect to shares of common stock subject to options then outstanding.

An incentive stock option award made pursuant to the Plan may be granted only to an individual who, at the time of grant, is an employee of the Company, a parent corporation or a subsidiary. An award of an option which is not an incentive stock option or a grant of common stock may be made to an individual or entity who, at the time of award or grant, is an employee of the Company, a parent corporation or a subsidiary, or to an individual or entity who has been identified by the board to receive an award or grant due to their contribution or service to the Company.

The term of each option granted under the Plan shall be specified at the time of grant, but in no event shall any option granted under the Plan be exercisable more than one hundred and twenty (120) months from the date it is granted. The Plan provides certain guidelines for the granting of “Incentive Stock Options” under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code. Incentive options must be awarded at a price equal to one hundred percent (100%) of the fair market value of the common stock on the date that the option is granted provided, and options other than incentive stock options must be granted at a price not less than eighty-five percent (85%) of the fair market value. Further, no Incentive Stock Option may be granted to an employee owning common stock having more than 10% of the voting power of the Company unless the option price for such employee's option is at least 110% of the fair market value of the common stock subject to the option at the time the option is granted and the option is not exercisable after the expiration of five years from the date of granting.

Administration of the Plan

The Plan shall be administered by the board of directors in compliance with Securities and Exchange Commission Rule 16b-3. The Plan is administered under the direction of the board and/or the compensation committee of our board of directors with the assistance of certain designated officers as determined by the board or committee. Members of the board shall abstain from participating in and deciding matters which directly affect their individual ownership interests under the Plan.

Subject to the provisions of the Plan, the board and/or compensation committee determines the employees who will receive awards under the Plan. The amount, terms, rules and procedure associated with any award shall be determined by the board and/or compensation committee as it deems proper. The board is authorized in its sole discretion, exercised in a nondiscriminatory manner, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award or Grant, including such terms, restrictions and provisions as shall be requisite in the judgment of the Board.

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as each recipient’s situation and the tax consequences of any particular award will vary depending on the specific facts and circumstances involved. Each recipient is advised to consult his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

Grant of Options. An optionee will not recognize any taxable income at the time an option is granted and the Company will not be entitled to a federal income tax deduction at that time.

Exercise of ISOs. No ordinary income will be recognized by the holder of an ISO at the time of exercise. The excess of the fair market value of the Shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the optionee holds the Shares purchased for the greater of two years after the date the option was granted and one year after the acquisition of such Shares, the difference between the aggregate option price and the amount realized upon disposition of the Shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction.

If the Shares acquired upon exercise of an ISO are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Shares purchased at the time of exercise over the aggregate option exercise price or (ii) the excess of the amount realized upon disposition of such Shares over the option exercise price. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the optionee. The excess, if any, of the amount realized upon disposition of the Shares in a disqualifying disposition over the fair market value of the Shares at the time of exercise will constitute capital gain.

Exercise of Non-Qualified Options. Taxable ordinary income will be recognized by the holder of an option that does not qualify as an ISO (a “non-qualified option”) at the time of exercise, in an amount equal to the excess of the fair market value of the Shares purchased at the time of such exercise over the aggregate option exercise price. The Company will be entitled to a federal income tax deduction equal to that amount. The optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of a subsequent sale of the shares. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the optionee following exercise.

Incentive Bonus. An eligible person receiving an Incentive Bonus grant will not recognize income, and the Company will not be allowed a deduction, at the time the grant is made as long as the Incentive Bonus is subject to a substantial risk of forfeiture. When the Incentive Stock is no longer subject to a substantial risk of forfeiture and the recipient receives payment in cash or Shares, the amount of cash and the fair market value of the Shares received will be ordinary income to the recipient. The Company will be entitled to a federal income tax deduction equal to that amount.

Incentive Stock. An eligible person receiving a grant of Incentive Stock that is not subject to vesting restrictions generally will recognize ordinary income (and the Company will be entitled to a deduction) upon the receipt of shares at the end of the performance period relating to such Incentive Stock award equal to the excess of the fair market value of the Shares received at such time over the purchase price, if any.

If an Incentive Stock award consists of the grant of restricted Shares that vest over time, then the recipient will not recognize income when the restricted shares are received, unless the recipient makes the election described below. While the restrictions are in effect, the recipient will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount.

When the restrictions on the Shares are removed or lapse, the excess of fair market value of such Shares on the date the restrictions are removed or lapse over the amount paid by the recipient for the Shares will be ordinary income to the recipient. The Company will be entitled to a federal income tax deduction equal to that amount. Upon disposition of the Shares, the gain or loss recognized by the recipient will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the Shares are held by the participant following the removal or lapse of the restrictions.

If a Section 83(b) election is filed by the recipient with the Internal Revenue Service within 30 days after the date of grant of restricted Incentive Stock, then the recipient will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the recipient will equal the excess of the fair market value of the shares as of the date of grant over the amount paid by the recipient for the Shares. The Company will be entitled to a deduction in a like amount. If such election is made and the recipient thereafter forfeits the restricted Shares, the recipient may be entitled to a capital loss.

Miscellaneous Rules. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or any applicable withholding tax obligations under the Plan by delivering previously owned Shares or by reducing the number of Shares otherwise issuable pursuant to the award. The surrender or withholding of such Shares will in certain circumstances result in the recognition of income with respect to such Shares or a carry-over basis in the Shares acquired, and may constitute a disqualifying disposition with respect to ISO shares.

            As described above, the terms of the agreements pursuant to which specific awards are made to participants under the Plan may provide for accelerated vesting or payment of an award in connection with a Change in Control. In that event and depending on the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any excess parachute payments and the Company will be denied any deduction with respect to such payments. Participants in the Plan should consult their tax advisors as to whether accelerated vesting of an award in connection with a Change in Control would give rise to an excess parachute payment.

Withholding Taxes. No withholding taxes are payable in connection with the grant of any stock option or the exercise of an ISO. However, withholding taxes must be paid at the time of exercise of any non-qualified option. In respect of all other awards, withholding taxes must be paid whenever the participant recognizes income for tax purposes.

Changes in Plan

The Plan may be terminated, suspended, or modified at any time by the board, but no amendment increasing the maximum number of shares for which options may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted, otherwise materially increasing the benefits accruing to optionees or changing the class of persons eligible to be optionees shall be made without first obtaining approval by a majority of the Company’s shareholders. No termination, suspension or modification of the Plan shall adversely affect any right previously acquired by the grantee or other beneficiary under the Plan.

The foregoing description of the Plan is only a summary of the Plan and is qualified in its entirety by reference to the BMB Munai, Inc. 2009 Equity Incentive Plan, a copy of which is attached as Annex A to this proxy statement.

The board of directors recommends a vote "for" the proposal to approve and adopt the BMB Munai, Inc., 2009 Equity Incentive Plan

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Hansen, Barnett & Maxwell, P.C. as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2009 and recommends that the stockholders vote to ratify such selection. In the event of a negative vote on such ratification, the audit committee will reconsider its selection.

We expect a representative of Hansen, Barnett & Maxwell, P.C. to be available telephonically. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

As previously reported in the Current Report on Form 8-K we filed on February 26, 2007, the audit committee of our board of directors terminated the engagement of BDO Kazakhstanaudit as the Company’s independent registered public accounting firm as of February 21, 2007. BDO Kazakhstanaudit had served as our independent registered public accounting firm since February 2004.

The audit report of BDO Kazakhstanaudit for the fiscal year ended March 31, 2006 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

In connection with its audit for year ended March 31, 2006 and review of unaudited financial statements through December 31, 2006 and through the date of dismissal there were no disagreements with BDO Kazakhstanaudit, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of BDO Kazakhstanaudit, would have caused them to make reference thereto in its reports on the financial statements for such years.

During the 2005 and 2006 fiscal years and through February 21, 2007, there were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

On February 21, 2007, we engaged Hansen, Barnett & Maxwell, P.C. to serve as our independent registered public accounting firm. Hansen, Barnett & Maxwell, P.C. audited our financial statements for the years ended March 31, 2008 and 2007.

Prior to their engagement on February 21, 2007, we had not consulted with Hansen, Barnett & Maxwell, P.C. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by Hansen, Barnett and Maxwell, P.C. that was an important factor considered by our audit committee in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (within the meaning of Instruction 4 of Item 304 of Regulations S-K), or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K.)

Audit and Non-Audit Fees

Principal accounting fees for professional services rendered for us by Hansen, Barnett & Maxwell P.C. and BDO Kazakhstanaudit for the years ended March 31, 2008 and 2007 were:

	Fiscal 2008	Fiscal 2007

Audit	$246,920	$168,645
Audit related	-	-
Tax	6,329	-
All other	-	-
Total	$253,249	$168,645

Audit Fees. Audit fees were for professional services rendered in connection with the audit of the financial statements included in our annual report on Form 10-K and review of the financial statements included in our quarterly reports of Form 10-Q and for services normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements and fees for Sarbanes-Oxley 404 audit work.

Tax Fees. Hansen Barnett & Maxwell billed us an aggregate of $6,329 for professional services rendered for tax compliance, tax advice and tax planning within the United States for the fiscal year ended March 31, 2008.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee had not, as of the time of filing this annual report on Form 10-K with the Securities and Exchange Commission, adopted policies and procedures for pre-approving audit or permissible non-audit services performed by our independent auditors. Instead, the Audit Committee as a whole has pre-approved all such services. In the future, our Audit Committee may approve the services of our independent auditors pursuant to pre-approval policies and procedures adopted by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to our management.

The Audit Committee has determined that the provision of services by Hansen, Barnett & Maxwell described above are compatible with maintaining Hansen, Barnett & Maxwell’s independence as our independent registered public accounting firm.

The Board of Directors recommends that our stockholders Vote “for” the proposal to ratify of the selection of Hansen, Barnett & Maxwell, P.C. as our independent registered public accounting firm for the 2009 fiscal year.

EXECUTIVE COMPENSATION

A complete discussion of the compensation paid to our directors and executive officers can be found under Item 11 “Executive Compensation”of our Annual Report on Form 10-K which accompanies these proxy materials.

SECURITY OWNERSHIP OF NOMINEES, DIRECTORS

AND EXECUTIVE OFFICERS

As of June 10, 2008, a total of 44,784,134 shares of our common stock were issued and outstanding. The following table sets forth the beneficial ownership of our common stock as of June 10, 2008, of the nominee, director and executive officers and all directors and executive officers as a group.

Type of Security	Name and Address	Amount & Nature ofBeneficial Ownership	% ofClass

Common	Boris Cherdabayev	6,228,983(1)	13.7%(6)
	202 Dostyk Ave, 4th Floor
	Almaty, Kazakhstan 050051

Common	Sanat Kasymov	140,000(2)	*
	202 Dostyk Ave, 4th Floor
	Almaty, Kazakhstan 050051

Common	Gamal Kulumbetov	100,000(3)	*
	202 Dostyk Ave, 4th Floor
	Almaty, Kazakhstan 050051

Common	Troy Nilson	10,000	*
	533 West 2600 South #250
	Bountiful, Utah 84010

Common	Stephen Smoot	0	*
	875 Donner Way, Suite 705
	Salt Lake City, Utah 84108

Common	Leonard Stillman	0	*
	5794 West Poll
	Mountain Green, Utah 84050

Common	Askar Tashtitov	110,000(4)	*
	202 Dostyk Ave, 4th Floor
	Almaty, Kazakhstan 050051

Common	Valery Tolkachev	200,000(5)	*(6)
	27/6 Pokrovka St., Building 6
	Moscow, Russia 105062

Officers, Directors and Nominees
as a Group: (9 persons)		6,788,983	14.9%(6)

* Less than 1%.

(1) The shares attributed to Mr. Cherdabayev include 2,106,126 shares held of record by Westfall Group Limited FBO Boris Cherdabayev, immediately exercisable options held by Mr. Cherdabayev to acquire 560,256 shares of our common stock and 3,562,601 shares held of record by Mr. Cherdabayev. The investment power and pecuniary interest in 150,000 of the shares held of record by Mr. Cherdabayev, have not yet vested to Mr. Cherdabayev and will not vest until the Company moves to commercial production or upon the occurrence of a vesting event, as discussed under the subheading “Securities for Issuance Under Equity Compensation Plans” of Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of our Annual Report on Form 10-K which accompanies these proxy materials. Mr. Cherdabayev does, however, currently hold the voting rights over these shares.

(2) The shares attributable to Mr. Kasymov include 100,000 shares over which he currently holds voting rights, but the investment power and pecuniary interest in these shares have not yet vested to Mr. Kasymov and will not vest until the Company moves to commercial production or upon the occurrence of a vesting event, as discussed under the subheading “Securities for Issuance Under Equity Compensation Plans” of Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of our Annual Report on Form 10-K which accompanies these proxy materials.

(3) The shares attributable to Mr. Kulumbetov include 100,000 shares over which he currently holds voting rights, but the investment power and pecuniary interest in these shares have not yet vested to Mr. Kulumbetov and will not vest until the Company moves to commercial production or upon the occurrence of a vesting event, as discussed under the subheading “Securities for Issuance Under Equity Compensation Plans” of Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of our Annual Report on Form 10-K which accompanies these proxy materials.

(4) The shares attributable to Mr. Tashtitov include 100,000 shares over which he currently holds voting rights, but the investment power and pecuniary interest in these shares have not yet vested to Mr. Tashtitov and will not vest until the Company moves to commercial production or upon the occurrence of a vesting event, as discussed on page 43 of this proxy statement under the subheading “Securities for Issuance Under Equity Compensation Plans” of Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of our Annual Report on Form 10-K which accompanies these proxy materials.

(5) The shares attributed to Mr. Tolkachev include 71,579 shares of common stock held of record by Mr. Tolkachev and immediately exercisable options to acquire 118,421 shares of our common stock.

(6) The percentages reflect the increase in the number of common shares that would be issued in connection with the exercise of outstanding options.

Messrs. Cherdabayev, Kasymov, Kulumbetov and Tashtitov are officers of the Company. Messrs. Cherdabayev, Kerr, Nilson, Smoot, Stillman, Tashtitov and Tolkachev are presently directors of the Company. Messers. Nilson, Tashtitov and Tolkachev are nominees for reelection to the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of June 10, 2008 the persons named below were, to our knowledge, the only beneficial owners of more than 5% of the outstanding common stock, other than directors, nominees and executive officers whose beneficial ownership is described in the above table.

Type of Security	Name and Address	Amount & Nature ofBeneficial Ownership	% ofClass

Common	Bakhytbek Baiseitov	4,267,177(1)	9.5%(1)
	100 Shevchenko Street
	Almaty, Kazakhstan 480072

Common	Toleush Tolmakov	2,900,365(2)	6.5%
	Daulet village, oil storage depot
	Aktau, Kazakhstan 466200
TOTAL		7,167,542	16.0%

(1) Mr. Baiseitov holds 1,714,286 shares in his own name and 2,552,891 shares in the name of MB-Invest LLC, a Kazakhstan limited company, in which Mr. Baiseitov holds a 100% interest and therefore may be deemed to have voting and investment power over the shares held by MB-Invest LLC.

(2) The shares attributable to Mr. Tolmakov include 100,000 shares over which he currently holds voting rights, but the investment power and pecuniary interest in these shares have not yet vested to Mr. Tolmakov and will not vest until the Company moves to commercial production or upon the occurrence of a vesting event, as discussed on page 43 of this proxy statement under the section entitled “Securities for Issuance Under Equity Compensation Plans.”

STOCK PERFORMANCE GRAPH

The performance graph below compares the cumulative total shareholder return of our common stock with the Amex Composite Index and a peer group index. The graph assumes an investment of $100 on November 26, 2003 and reinvestment of dividends, if any, on the date of payment without commissions. The plot points were provided by Standard & Poor’s Institutional Market Services, Centennial, Colorado. The performance graph represents past performance, which may not be indicative of future performance.

Comparison of Cumulative Total Return
$600
$500
$400
$300
$200
$100
$0
11/26/03
3/31/04
3/31/05
3/31/06
3/31/07
3/31/08
BMB Munai, Inc.
AMEX Composite Index
Peer Group

	Base
	Period	Years Ending
Company Name / Index	11/26/03	3/31/04	3/31/05	3/31/06	3/31/07	3/31/08
BMB Munai, Inc.	100	37.36	51.25	90.05	51.54	52.12
AMEX Composite Index	100	115.45	134.09	177.84	199.79	205.02
Peer Group	100	214.80	312.41	509.53	328.76	202.50

The peer group consists of Abraxas Petroleum Corp, American Oil & Gas, Inc., CanArgo Energy Corp, Gasco Energy Corp, Teton Energy Corp, Transmeridian Exploration Inc. (for the portions of the above periods during which such companies had publicly traded common stock).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during its most recent fiscal year, it appears that in December 2007 Askar Tashtitov and in February 2008 Sanat Kasymov inadvertently failed to timely file Form 4s when the final part of their restricted stock grant made pursuant to our 2004 Stock Incentive Plan vested. In December 2007 Boris Cherdabayev filed a Form 4 covering the sale of shares of common stock one day late.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

If you wish to include a proposal in the proxy statement for the next annual meeting of stockholders, your written proposal must be received by the Company no later than May 15, 2009. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Nevada and our Bylaws. Stockholder proposals may be mailed to the Corporate Secretary, BMB Munai, Inc., 324 South 400 West, Suite 225, Salt Lake City, Utah 84101.

For each matter that you wish to bring before the meeting, provide the following information:

•	a brief description of the business and the reason for bringing it to the meeting;
•	your name and record address;
•	the number of shares of Company stock which you own; and
•	any material interest (such as financial or personal interest) that you have in the matter.

Director Nominees Recommended by Stockholders

You may propose director candidates for consideration by the independent members of the board of directors. It is our policy that our independent directors will consider recommendations for candidates to the board of directors from stockholders holding not fewer than 500,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The independent directors will consider persons recommended by our stockholders in the same manner as a nominee recommended by other board members or management. Shareholders desiring to suggest a candidate for consideration should send a letter to the Company’s Secretary and include:

•	a statement that the writer is a shareholder (providing evidence if the person's shares are held in street name) and is proposing a candidate for consideration;
•	the name and contact information for the candidate;
•	a statement of the candidate’s business and educational experience;
•	information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the board would consider in evaluating a candidate;
•	information regarding any relationship or understanding between the proposing shareholder and the candidate;
•	information regarding potential conflicts of interest; and
•	a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected.

Because of the small size of the Company and the limited need to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the board, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We file annual and quarterly reports with the United States Securities and Exchange Commission. A copy of the Annual Report on form 10-K, for the year ended March 31, 2008, which includes financial statement for the company for the fiscal year then ended and excluding exhibits is being mailed to each shareholder of records with this proxy statement. Shareholders may obtain, without charge. The exhibits to the Form 10-K are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by July 4, 2008, to receive them before the annual meeting of stockholders. Requests should be sent in writing to the following address:

BMB MUNAI, INC.

ATTN: CORPORATE SECRETARY

324 SOUTH 400 WEST, SUITE 225

SALT LAKE CITY, UTAH 84101

OTHER MATTERS

We know of no other matters that are to be presented for action at the annual meeting of stockholders other than those set forth above. If any other matters properly come before the annual meeting of stockholders, the persons named in the enclosed proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold. Therefore, you are urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the board of directors,

June 20, 2008	/s/ Gamal Kulumbetov
Gamal Kulumbetov, CEO

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

BMB Munai, Inc.

2009 Equity Incentive Plan

Section 1.	Purpose; Definitions

1.1       Purpose. The purpose of the BMB Munai, Inc. 2009 Equity Incentive Plan is to provide a means whereby BMB Munai, Inc., a Nevada corporation (the “Corporation”), may attract able persons to remain in or to enter the employ of the Corporation, a Parent Corporation, or a Subsidiary and to provide a means whereby those employees, directors, officers, and other individuals or entities upon whom the responsibilities of the successful administration, management, planning, and/or organization of the Corporation may rest, and whose present and potential contributions to the welfare of the Corporation, a Parent Corporation or a Subsidiary are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Corporation. A further purpose of the Plan is to provide such employees and individuals or entities with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation over the long term. Accordingly, the Plan provides for granting Common Stock, Incentive Stock Options, options which do not constitute Incentive Stock Options, or any combination of the foregoing, as is best suited to the circumstances of the particular employees and individuals or entities as provided herein.

1.2       Definitions. The following definitions shall be applicable during the term of the Plan unless specifically modified by any paragraph:

(a)	“Award” means, individually or collectively, any Option granted pursuant to the Plan.

(b)	“Board” means the board of directors of the Corporation or the Compensation Committee, as designated by the Board.

(c)	“Change of Control Value” means the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows:

(i)	the per share price offered to stockholders of the Corporation in any merger, consolidation, sale or assets or dissolution transaction;

(ii)	the price per share offered to stockholders of the corporation in any tender offer or exchange offer whereby a Corporate Change takes place; or

(iii)

if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Board as of the date determined by the Board to be the date of cancellation and surrender of an Option.

If the consideration offered to stockholders of the Corporation in any transaction described in this Paragraph or Sections 7.4 and 7.5 consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(d)

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

(e)	“Common Stock” means the common stock of the Corporation.

(f)	“Corporation” means BMB Munai, Inc.

(g)	“Corporate Change” means one of the following events:

(i)

the merger, consolidation or other reorganization of the Corporation in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Corporation, a class of securities of any other issuer (except a Subsidiary or Parent Corporation), cash or other property other than:

(A)      a merger, consolidation or reorganization of the Corporation which would result in the voting stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least sixty percent (60%) of the combined voting power of the voting stock of the Corporation or such surviving entity outstanding immediately after such merger, consolidation or reorganization of the Corporation, or

(B)   a merger, consolidation or reorganization of the Corporation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than forty-nine percent (49%) of the combined voting power of the Corporation’s then outstanding stock;

(ii)	the sale, lease or exchange of all or substantially all of the assets of the Corporation to any other corporation or entity (except a Subsidiary or Parent Corporation);

(iii)	the adoption by the stockholders of the Corporation of a plan of liquidation and dissolution;

(iv)

the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a “group” as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation’s outstanding capital stock or acquisition by a person or entity who currently has beneficial ownership which increases such person’s or entity’s beneficial ownership to fifty percent (50%) or more (based on voting power) of the Corporation’s outstanding capital stock; or

(v)	as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board.

Notwithstanding the provisions of clause (iv) above, a Corporate Change shall not be considered to have occurred upon the acquisition (other than acquisition pursuant to any other clause of the preceding sentence) by any person or entity, including without limitation a “group” as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Corporation’s outstanding capital stock or the requisite percentage to increase their ownership to fifty percent (50%) resulting from a public offering of securities of the Corporation under the Securities Act of 1933, as amended.

(h)

Designated Officer means an officer of the Corporation, such as the President or Chief Operating Officer, who is given authority by the Board to grant options or make stock grants under the Plan, as approved by the Board. If for any reason the Board has not granted its authority to a designated officer, then the Board will act as the Designated Officer and any reference herein to the Designated Officer will then reference the Board.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)

“Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the American Stock Exchange (or, if the Common Stock is not listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in such manner as it deems appropriate (such determination will be made in good-faith as required by Section 422(c)(1) of the Code and may be based on the advice of an independent investment banker or appraiser recognized to be expert in making such valuations). In no event shall Fair Market Value be less than the par value of the stock.

(k)	“Grant” means individually or collectively, any Common Stock granted pursuant to the Plan.

(l)	“Grantee” means an employee, director, officer, other individual or entity who has been granted Common Stock pursuant to the Plan.

(m)	“Holder” means an individual or entity who has been granted an Award.

(n)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(o)

“Option” means an Award granted under Section 6 of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(p)	“Option Agreement” means a written agreement between the Corporation and an employee with respect to an Option.

(q)	“Optionee” means an employee, director, officer, entity or individual who has been granted an Option.

(r)	“Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.

(s)	“Plan” means the BMB Munai, Inc. 2009 Equity Incentive Plan.

(t)

“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as such rule is currently in effect or as hereafter modified or amended.

(u)

“Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Corporation, or a corporation in which the Corporation owns a majority of the shares of capital stock, directly or indirectly, owns an equity interest of fifty percent (50%) or more, except solely with respect to the issuance of Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

Section 2.	Effective Date and Duration of the Plan

The Plan shall be effective as of the date of its adoption by the Board, provided that the Plan is approved by the stockholders of the Corporation within twelve (12) months before or thereafter and on or prior to the date of the first annual meeting of stockholders of the Corporation held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. Notwithstanding any provision of the Plan or of any Option Agreement, no Option shall be exercisable and no Common Stock may be granted prior to such stockholder approval. The Plan shall be terminated and no further Awards or Common Stock may be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation’s shareholders, whichever is earlier. Subject to the provisions of Section 8, the Plan shall remain in effect until all Options granted under the Plan have been exercised or have expired by reason of lapse of time and all restrictions imposed upon restricted stock awards have lapsed. Any option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is granted.

Section 3.	Administration

3.1       Administration of Plan by Board. The Plan shall be administered by the Board in compliance with Rule 16b-3. Members of the Board shall abstain from participating in and deciding matters which directly affect their individual ownership interests under the Plan.

3.2       Powers. Subject to the terms of the Plan, the Board shall designate one or several Designated Officers who shall have responsibility to propose to the Board which employees, officers, directors, individuals or entities shall receive an Award or Grant, the time or times when such Award or Grant shall be made, whether Common Stock, an Incentive Stock Option or nonqualified Option shall be granted and the number of shares of Common Stock which may be issued under each Option. In making such determinations, the Designated Officer may take into account the nature of the services rendered by these individuals, their present and potential contribution to the success of the Corporation, a Parent Corporation or a Subsidiary, and such other factors as the Board in its discretion shall deem relevant. The Designated Officers shall execute on behalf of the Corporation each Award or Grant on the terms established and approved by the Board.

3.3       Additional Powers. The Board shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Board is authorized in its sole discretion, exercised in a nondiscriminatory manner, to construe and interpret the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award or Grant, including such terms, restrictions and provisions as shall be requisite in the judgment of the Board to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award or Grant in the manner and to the extent it shall deem expedient to carry it into effect. The determination of the Board on the matters referred to in this Section 3 shall be conclusive.

3.4       Compliance With Code Section 162(m). In the event the Corporation, a Parent Corporation or a Subsidiary becomes a “publicly-held corporation” as defined in Section 162(m)(2) of the Code, the Corporation may establish a committee of outside directors meeting the requirements of Code Section 162(m) to (i) approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Corporation pursuant to Code Section 162(m) and (ii) administer the Plan. In such event, the powers reserved to the Board in the Plan shall be exercised by such compensation committee. In addition, Options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code Section 162(m) and any Treasury Regulations promulgated thereunder.

Section 4.	Grant of Options and Stock Subject to the Plan

4.1       Award Limits. A Designated Officer may from time to time grant Awards and/or make Grants to one or more employees, directors, officers, individuals or entities determined by him or her to be eligible for participation in the Plan in accordance with the provisions of Section 5 of the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 5,000,000 common shares. The aggregate number of shares of Common Stock that may be issued to any Holder and/or granted to any Grantee under the Plan shall not exceed twenty percent (20%) of the aggregate number of shares referred to in the preceding sentence. The total number of shares issuable upon exercise of all outstanding Options shall not exceed a number of shares which is equal to thirty percent (30%) of the then outstanding shares of the Corporation. Any of such shares which remain unissued and which are not subject to outstanding Options and/or Grants at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award or Grant. To the extent that an Award or Grant lapses or the rights of its Holder or Grantee terminate, any shares of Common Stock subject to such Award or Grant shall again be available for the grant of an Award or making of a Grant. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section 7 of the Plan with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to a Grant, the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

4.2       Stock Offered. The stock to be offered pursuant to an Award or Grant may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

Section 5.	Eligibility

An Incentive Stock Option Award made pursuant to the Plan may be granted only to an individual who, at the time of grant, is an employee of the Corporation, a Parent Corporation or a Subsidiary. An Award of an Option which is not an Incentive Stock Option or a Grant of Common Stock may be made to an individual or entity who, at the time of Award or Grant, is an employee of the Corporation, a Parent Corporation or a Subsidiary, or to an individual or entity who has been identified by the Board or Designated Officer to receive an Award or Grant due to their contribution or service to the Corporation, including members of the Board of Directors of the Corporation, a Parent Corporation or a Subsidiary. An Award or Grant made pursuant to the Plan may be made on more than one occasion to the same person, and such Award or Grant may include a Common Stock Grant, an Incentive Stock Option, an Option which is not an Incentive Stock Option, or any combination thereof. Each Award or Grant shall be evidenced by a written instrument duly executed by or on behalf of the Corporation.

Section 6.	Stock Options / Grants

6.1       Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Corporation and the Optionee which shall contain such terms and conditions as may be approved by the Board and agreed upon by the Holder. The terms and conditions of the respective Option Agreements need not be identical. Each Option Agreement shall specify the effect of termination of employment, total and permanent disability, retirement or death on the exercisability of the Option. Under each Option Agreement, a Holder shall have the right to appoint any individual or legal entity in writing as his or her beneficiary under the Plan in the event of his death. Such designation may be revoked in writing by the Holder at any time and a new beneficiary may be appointed in writing on the form provided by the Board for such purpose. In the absence of such appointment, the beneficiary shall be the legal representative of the Holder’s estate.

6.2       Option Period. The term of each Option shall be as specified by the Board at the date of grant and shall be stated in the Option Agreement; provided, however, that an option may not be exercised more than one hundred twenty (120) months from the date it is granted.

6.3       Limitations on Exercise of Option. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. An Option may not be exercised for fractional shares.

6.4       Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Corporation (and any Parent Corporation or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000) (within the meaning of Section 422 of the Code), such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Board shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its Parent Corporation or a Subsidiary, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

6.5       Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Board and shall be stated in the Option Agreement, but such purchase price shall, in the case of Incentive Stock Options, not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted, and, in the case of Options which do not constitute Incentive Stock Options, not be less than eighty-five percent (85%) of the Fair Market Value of the stock at the time the option is granted, except that the price shall be one hundred ten percent (110%) of the Fair Market Value in the case of any person or entity who owns stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its Parent Corporation or Subsidiary.

6.6       Options and Rights in Substitution for Stock Options Made by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Corporation, of any Parent Corporation or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Corporation, such Parent Corporation or such Subsidiary, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Corporation, a Parent Corporation or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

6.7       Restricted Stock Option Purchase Agreement. Notwithstanding the foregoing, at the election of the Holder, the Option can be exercised provided that the Holder shall, as a condition of such exercise, execute and deliver the Restricted Stock Option Purchase Agreement (the “Purchase Agreement”), pursuant to which the Corporation shall be granted a “Repurchase Option” and “Right of First Refusal” as to all “Shares” (as such terms are defined in the Purchase Agreement).

6.8       Restricted Stock Grant Agreement. Each Grant shall be evidenced by the execution and delivery of a Restricted Stock Grant Agreement (the “Grant Agreement”), pursuant to which the Corporation shall be granted a “Repurchase Option” and “Right of First Refusal” as to all “Shares” (as such terms are defined in the Grant Agreement).

Section 7.	Changes in Capital Structure

7.1       Awards or Grants Subject to Adjustment. Except as hereinafter otherwise provided, Awards or Grants shall be subject to adjustment by the Board at its discretion as to the number and price of shares of Common Stock in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Options or Common Stock.

7.2       Existence of the Plan Does Not Inhibit the Boards Power to Adjust, Recapitalize, Reorganize, or Make Any Other Capital Structure Change. The existence of the Plan and the Awards and/or Grants made hereunder shall not affect in any way the right or power of the Board or the stockholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Corporation, a Parent Corporation or a Subsidiary or their business, any merger or consolidation of the Corporation, a Parent Corporation or a Subsidiary, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, a Parent Corporation or a Subsidiary, or any sale, lease, exchange or other disposition of all or any part of their assets or business or any other corporate act or proceeding.

7.3       Proportionate Adjustments. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted but if and whenever, prior to the expiration of an Option theretofore granted, the Corporation shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Corporation, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

7.4       Right of Optionee. If the Corporation recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted, the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities, and the cash and other property to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of such record of the number of shares of Common Stock then covered by such Option.

7.5       Corporate Change. In the event of a Corporate Change, unless otherwise deemed to be impractical by the Board, then no later than: two business days prior to any Corporate Change referenced in Clause (i), (ii), (iii), (v) or (vi) of the definition thereof or ten business days after any Corporate Change referenced in Clause (iv) of the definition thereof, the Board, acting in its sole discretion without the consent or approval of any Optionee or Grantee, shall act to effect the following alternatives with respect to outstanding Options which acts may vary among individual Optionees and, with respect to acts taken pursuant to a Corporate Change Clause, referenced in Clause (i), (ii), (iii), (v) or (vi), of the definition thereof, may be contingent upon effectuation of the Corporate Change:

(a) in the event of a Corporate Change referenced in Clauses (i), (ii) and (vi) acceleration of exercise for all Options then outstanding so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate;

(b) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v) require the mandatory surrender to the Corporation by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after such Corporate Change) specified by the Board, in which event the Board shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares;

(c) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Options then outstanding);

(d) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), provide that thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or plan of liquidation and dissolution if, immediately prior to such merger, consolidation or sale of assets or any distribution in liquidation and dissolution of the Corporation, the Optionee had been the holder of record of the number of shares of Common Stock then covered by such Option; or

(e) in the event of a Corporate Change referenced in Clauses (iii), (iv) and (v), cancel the Options granted if the Fair Market Value of the Common Stock underlying the Options is below the Option exercise price.

7.6       No Post Recapitalization Adjustments. Except as hereinbefore expressly provided, issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted, or the purchase price per share of Common Stock subject to Options.

Section 8.	Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan or any Option or Grant or alter or amend the Plan or any part thereof or any Option from time to time; provided that no change in any Award or Grant previously made may be made which would impair the rights of the Holder or Grantee without the consent of the Holder or Grantee, and provided further, that the Board may not, without approval of the stockholders, amend the Plan:

(a)	to increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan on exercise or surrender of Options or upon Grants;

(b)	to change the minimum Option exercise price;

(c)	to change the class of employees eligible to receive Awards and/or Grants or increase materially the benefits accruing to employees under the Plan;

(d)	to extend the maximum period during which Awards may be granted or Grants may be made under the Plan;

(e)	to modify materially the requirements as to eligibility for participation in the Plan; or

(f)	to decrease any authority granted to the Board hereunder in contravention of Rule 16b-3.

Section 9.	Other

9.1       No Right to an Award or Grant. Neither the adoption of the Plan nor any action of the Board or Designated Officer shall be deemed to give an employee any right to be granted an Option to purchase Common Stock, to receive a Grant or to any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Corporation, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award or Grant.

9.2       No Employment Rights Conferred. Nothing contained in the Plan or in any Award or Grant made hereunder shall (i) confer upon any employee any right with respect to continuation of employment with the Corporation or any Parent Corporation or Subsidiary, or (ii) interfere in any way with the right of the Corporation or any Parent Corporation or Subsidiary to terminate his or her employment at any time.

9.3       Other Laws; Withholding. The Corporation shall not be obligated to issue any Common Stock pursuant to any Award granted or any Grant made under the Plan at any time when the offering of the shares covered by such Award has not been registered (or exempted) under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Corporation or the Board deems applicable and, in the opinion of legal counsel for the Corporation, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Corporation shall have the right to deduct in connection with all Awards or Grants any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Board may permit the Holder of an Award or Grant to elect to surrender, or authorize the Corporation to withhold shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Corporation’s withholding obligation, subject to such restrictions as the Board deems necessary to satisfy the requirements of Rule 16b-3.

9.4       No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Corporation or any Parent Corporation or Subsidiary from taking any corporate action which is deemed by the Corporation or such Parent Corporation or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or any Parent Corporation or Subsidiary as a result of such action.

9.5       Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by such Holder or the Holder’s guardian or legal representative.

9.6       Effect of Death, Disability or Termination of Employment. The Option Agreement or other written instrument evidencing an Award shall specify the effect of the death, disability or termination of employment of the Holder on the Award; provided, however that an Optionee shall be entitled to exercise (i) at least six (6) months from the date of termination of employment with the Corporation if such termination is caused by death or disability or (ii) at least thirty (30) days from the date of termination of employment with the Corporation if such termination is caused by reasons other than death or disability.

All outstanding Incentive Stock Options will automatically be converted to a nonqualified stock option if the Optionee does not exercise the Incentive Stock Option (i) within three (3) months of the date of termination caused by reasons other than death or disability; or (ii) within twelve (12) months of the date of termination caused by disability.

9.7       Information to Employees. Optionees and Grantees under the Plan shall receive financial statements annually regarding the Corporation during the period the options are outstanding.

9.8       Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provisions of the Plan or any such Award would disqualify the Plan or such Award hereunder, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

9.9       Governing Law. The Plan shall by construed in accordance with the laws of the State of Nevada and all applicable federal law. The securities issued hereunder shall be governed by and in accordance with the Corporate Securities Laws of the State of Nevada.

APPROVED BY BMB MUNAI, INC. BOARD OF DIRECTORS ON: MAY 13, 2008.

APPROVED AND ADOPTED BY THE SHAREHOLDERS ON: _____________.

Adam R. Cook,
Corporation Secretary

Proxy – BMB Munai, Inc.

Annual Meeting of Stockholders – July 17, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Askar Tashtitov and Adam Cook, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of BMB MUNAI, INC., of record in the name of the undersigned at the close of business on June 16, 2008, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement dated June 20, 2008, receipt of which is acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

(Please See Reverse Side)

Proxy – BMB Munai, Inc.

Annual Meeting of Stockholders – July 17, 2008

[Name and address of shareholder]

☐	Mark this box with an X if you have made changes to your name or address details above.

[A]	Proposal for the Election of Director

1.	The Board of Directors recommends a vote FOR the listed nominees. If you wish to nominate and vote for someone other than the nominee listed below, please do so in the blank space below.

	For	Withhold
Troy Nilson	☐	☐
Valery Tolkachev	☐	☐
Askar Tashtitov	☐	☐
_______________________	☐	☐
(Write in name of other
nominee)

[B]	Other Proposals

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	TO APPROVE AND ADOPT THE BMB MUNAI, INC. 2009 EQUITY INCENTIVE PLAN.	☐	☐	☐

3.	RATIFY THE SELECTION OF HANSEN, BARNETT & MAXWELL, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR.	☐	☐	☐

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.	☐	☐	☐

[C]	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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